                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                    Healthdyne Information Enterprises Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                                                       VERSION 1


                    HEALTHDYNE INFORMATION ENTERPRISES, INC.
                         1850 PARKWAY PLACE, SUITE 1100
                            MARIETTA, GEORGIA  30067
                                 (770)423-8450

                                                                    May 20, 1998

Dear Fellow Shareholder:

The Annual Meeting of Shareholders of Healthdyne Information Enterprises, Inc. ("HIE" or the "Company") was held on May 19, 1998. That portion of the meeting regarding shareholder action on Proposal 1 was adjourned by action of the shareholders, and the meeting will reconvene at the Company's Corporate Office, 1850 Parkway Place, Suite 1100, Marietta, Georgia 30067 on Friday, June 5, 1998 at 11 a.m., Atlanta time, to provide shareholders with additional time to vote their shares only with respect to Proposal 1. This Proposal would amend the Company's Articles of Incorporation to provide for classification of the Board of Directors into three classes serving staggered terms of three years. All other business was concluded at the meeting on May 19, 1998.

The overwhelming number of proxies received from shareholders to date have been voted in favor of Proposal 1. A significant number of shareholders, however, have not yet returned their proxies. On Proposal 1, your broker cannot vote your shares without your signed proxy. Because many shareholders may have assumed that their broker would vote their shares for them, the total affirmative vote received on Proposal 1 was less than that required to pass the proposal.

For the reasons set forth on pages 2 through 4 of the Proxy Statement previously sent to you, YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 1.

Regardless of the number of shares that you own, it is extremely important that we receive your vote. Since our records indicate that your proxy was not received, please take a moment now to complete, sign, date and mail the enclosed duplicate proxy in the postage paid envelope included for your convenience. Alternatively, if more convenient, please vote by telephone using the toll-free number indicated on your proxy. Failure to return your proxy or vote by telephone has the same effect as a vote against the proposal. IF YOUR BROKER HOLDS YOUR SHARES, YOU MUST SUBMIT YOUR PROXY OR VOTE BY PHONE ON PROPOSAL 1 FOR THE VOTE TO BE COUNTED.

Thank you for your prompt attention and continued support. If you should have any questions or need additional proxy materials, please do not hesitate to contact the undersigned.

Sincerely,

/s/ Mark D. Shary
Mark D. Shary
Secretary

                                                                       VERSION 2


                    HEALTHDYNE INFORMATION ENTERPRISES, INC.
                         1850 PARKWAY PLACE, SUITE 1100
                            MARIETTA, GEORGIA  30067
                                 (770)423-8450

                                                                    May 20, 1998

Dear Fellow Shareholder:

The Annual Meeting of Shareholders of Healthdyne Information Enterprises, Inc. ("HIE" or the "Company") was held on May 19, 1998. That portion of the meeting regarding shareholder action on Proposal 1 was adjourned by action of the shareholders, and the meeting will reconvene at the Company's Corporate Office, 1850 Parkway Place, Suite 1100, Marietta, Georgia 30067 on Friday, June 5, 1998 at 11 a.m., Atlanta time, to provide shareholders with additional time to vote their shares only with respect to Proposal 1. This Proposal would amend the Company's Articles of Incorporation to provide for classification of the Board of Directors into three classes serving staggered terms of three years. All other business was concluded at the meeting on May 19, 1998.

The overwhelming number of proxies received from shareholders to date have been voted in favor of Proposal 1. A significant number of shareholders, however, have not yet returned their proxies. As a result, the total affirmative vote received on Proposal 1 was less than that required to pass the proposal.

For the reasons set forth on pages 2 through 4 of the Proxy Statement previously sent to you, YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 1.

Regardless of the number of shares that you own, it is extremely important that we receive your vote. Since our records indicate that your proxy was not received, please take a moment now to complete, sign, date and mail the enclosed duplicate proxy in the postage paid envelope included for your convenience. Failure to return your proxy has the same effect as a vote against the proposal. YOU MUST SUBMIT YOUR PROXY ON PROPOSAL 1 FOR THE VOTE TO BE COUNTED.

Thank you for your prompt attention and continued support. If you should have any questions or need additional proxy materials, please do not hesitate to contact the undersigned.

Sincerely,

/s/ Mark D. Shary
Mark D. Shary
Secretary